UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2006

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (623) 445-9500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

          On September 27, 2006, Universal Technical Institute, Inc. (“the Company”) issued a press release reporting a reduction in force of approximately 70 employees nationwide, effective immediately.  The nationwide headcount of the Company following these terminations is approximately 2,400 employees.  Related severance and outplacement charges of approximately $1.2 million will be included in the results of the fourth quarter ending September 30, 2006.  These reductions in force are expected to reduce compensation and related expenses by approximately $4.2 to $4.5 million in fiscal year 2007.

          A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.      Financial Statements and Exhibits.

(d)                   Exhibits.

EXHIBIT #	DESCRIPTION

99.1	Press Release of Universal Technical Institute, Inc., dated September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: September 27, 2006	By:	/s/ Chad A. Freed

	Name:	Chad A. Freed
	Title:	Senior Vice President and General Counsel